EXHIBIT 12

    COMPUTATION OF RATIO OF MARGINS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                    COMBINED

                                                         AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                                                               FOR THE YEARS ENDED JUNE 30,
                                                                  (THOUSANDS OF DOLLARS)
                                            ----------------------------------------------------------------
                                                1998         1997          1996         1995         1994
                                            -----------   ----------   -----------   ----------   ----------


Margins before income taxes and
member refunds............................. $   25,203    $  16,583    $   21,070    $  (6,053)   $    4,833

Fixed charges - Interest...................     67,728       64,432        63,721       56,507        49,849
              - Rentals....................      4,651        3,772         3,004        2,789         2,298
                                            -----------   ----------   -----------   ----------   ----------
Total fixed charges........................     72,379       68,204        66,725       59,296        52,147
                                            -----------   ----------   -----------   ----------   ----------
Adjusted net margins....................... $   97,582    $  84,787    $   87,795    $  53,243    $   56,980
                                            ===========   ==========   ===========   ==========   ==========

Ratio of adjusted net margins to total
fixed charges..............................        1.3          1.2           1.3       (a)              1.1
                                            ===========   ==========   ===========   ==========   ==========

Deficiency of adjusted net margins to
total fixed charges........................     N/D          N/D          N/D        $   6,053         N/D
                                            ===========   ==========   ===========   ==========   ==========

Fixed charges and preferred dividends
 combined:
 Preferred dividend factor:
   Preferred dividend requirements......... $    3,522    $   4,115    $    4,255    $   4,654    $    4,909
   Ratio of pre-tax margins to
   after-tax margins*......................       50.8%        64.3%         52.9%        71.1%         13.5%
   Preferred dividend factor on
   pre-tax basis...........................      6,933        6,400         8,043        6,546        36,363

Total fixed charges (above)................     72,379       68,204        66,725       59,296        52,147
                                            -----------   ----------   -----------   ----------   ----------

Fixed charges and preferred dividends
combined................................... $   79,312    $  74,604    $   74,768    $  65,842    $   88,510
                                            ===========   ==========   ===========   ==========   ==========

Ratio of adjusted net margins to fixed
charges and preferred dividends
combined**.................................        1.2          1.1           1.2       (b)           (b)
                                            ===========   ==========   ===========   ==========   ==========

Deficiency of adjusted net margins to
fixed charges and preferred dividends
combined...................................     N/D          N/D           N/D       $  12,599    $   31,530
                                            ===========   ==========   ===========   ==========   ==========

* Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net margin divided by fixed charges and preferred dividends combined.

N/D      No deficiency.

(a)      Adjusted net margins are inadequate to cover total fixed charges.

(b) Adjusted net margins are inadequate to cover total fixed charges and preferred dividends combined.

    COMPUTATION OF RATIO OF MARGINS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                    COMBINED


                                                                   AGWAY INC. (PARENT)
                                                               FOR THE YEARS ENDED JUNE 30                    PRO FORMA
                                                                 (THOUSANDS OF DOLLARS)                         JUNE 1998
                                               ---------------------------------------------------------     ----------------------
                                                 1998        1997        1996        1995        1994         ADJMTS       ADJUSTED
                                               --------    --------    --------    --------     --------     --------      --------


Margins before income taxes and
member refunds ............................   $ 19,819    $  3,535    $ 24,106    $  4,600     $(17,330)    $ (1,894)(c)   $ 17,925

Fixed charges - Interest ..................      7,174       6,792       7,156       5,874       14,985        1,894(c)       9,068
              - Rentals .....................    2,375       2,074       1,506       1,960        1,183            0          2,375
                                              --------    --------    --------    --------     --------     --------       --------
Total fixed charges .......................      9,549       8,866       8,662       7,834       16,168        1,894         11,443
                                              --------    --------    --------    --------     --------     --------       --------
Adjusted net margins ......................   $ 29,368    $ 12,401    $ 32,768    $ 12,434     $ (1,162)    $      0       $ 29,368
                                              ========    ========    ========    ========     ========     ========       ========

Ratio of adjusted net margins to total
fixed charges .............................        3.1         1.4         3.8          1.6          (a)                       2.57
                                              ========    ========    ========     ========     ========                   ========

Deficiency of adjusted net margins to
total fixed charges .......................      N/D         N/D         N/D          N/D       $ 17,330                      N/D
                                              ========    ========    ========     ========     ========                   ========

Fixed charges and preferred dividends
 combined:
 Preferred dividend factor:
   Preferred dividend requirements ........   $  3,522    $  4,115    $  4,255    $  4,654     $  4,909     $    (84)(d)   $  3,438
   Ratio of pre-tax margin to
   after-tax margins* .....................      133.1%      323.6%       90.9%     (291.2%)      214.5%       133.1%         133.1%
   Preferred dividend factor on
   pre-tax basis ..........................      2,646       1,272       4,681      (1,598)       2,289          (63)         2,583

Total fixed charges (above) ...............      9,549       8,866       8,662       7,834       16,168        1,894         11,443
                                                          --------    --------    --------     --------     --------       --------

Fixed charges and preferred dividends
combined ..................................   $ 12,195    $ 10,138    $ 13,343    $  6,236     $ 18,457     $  1,831       $ 14,026
                                              ========    ========    ========    ========     ========     ========       ========

Ratio of adjusted net margins to fixed
charges and preferred dividends
combined** ................................        2.4         1.2         2.5          2.0          (b)                       2.09
                                              ========    ========    ========     ========     ========                   ========

Deficiency of adjusted net margins to
fixed charges and preferred dividends .....      N/D         N/D         N/D          N/D       $ 19,619                      N/D
                                              ========    ========    ========     ========     ========                   ========


* Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.
** Represents adjusted net margin divided by fixed charges and preferred dividends combined.
N/D      No deficiency.

(a)      Adjusted net margins are inadequate to cover total fixed charges.
(b) Adjusted net margins are inadequate to cover total fixed charges and preferred dividends combined.
(c) Represents change in annual interest. Calculated by adding interest on certificates and debentures offered hereby and subtracting interest on debentures redeemed and long-term debt (see "Use of Proceeds" section of Prospectus). Calculation as follows (in 000's):


Debt Offered:                       Amount (000)            Rate              Extended
                                    -------------           ----           ------------
   Money Market Certificates        $      30,000    x      7.00%      =   $      2,100
                                           80,000    x      7.50%      =          6,000
                                           40,000    x      7.75%      =          3,100
                                           50,000    x      8.00%      =          4,000
   Reinvestment Option                     45,000    x       (e)       =          3,285
                                    -------------                          ------------
                                    $     245,000                          $     18,486
                                    =============                          ============

Less: Debt Repaid
   Debentures                       $       1,200    x      8.50%      =   $       (102)
   Certificates                            27,047    x      8.00%      =         (2,164)
                                            6,007    x      8.50%      =           (511)
                                            1,088    x      7.00%      =            (76)
                                              291    x      6.50%      =            (19)
                                           41,156    x      9.00%      =         (3,704)
                                           22,811    x      9.50%      =         (2,167)
                                          142,723    x      5.50%      =         (7,850)
                                    -------------                          -------------
                                    $     242,323                          $    (16,592)
                                    =============                          =============

(d) Represents the change in preferred stock dividend requirements as a result of the current offering [$12 ($200 x 6%) + 80 ($1,000 x 8%)] less anticipated redemptions of $(180), ($2,500 x 7.21%, the weighted average rate paid on preferred stock during the year ended June 30,
         1998).
(e)      Various rates ranging from 4.5% to 9.5%.